SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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XIOM, CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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i

XIOM CORP.

INFORMATION STATEMENT

THIS IS AN INFORMATION STATEMENT, AND NOT A PROXY STATEMENT. WE
ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO
SEND IN A PROXY

To All Stockholders of
XIOM CORP.

This Information Statement is furnished to the stockholders of XIOM, CORP., a Delaware Corporation (“XIOM”), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of XIOM providing for shareholder authorization to the board of directors of the corporation to increase the number of authorized shares to 50,000,000 shares of common stock, all with a par value of $0.0001.

XIOM is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on August 31, 2007, shall be given a copy of the Information Statement.

By Order of the Board of Directors

/s/ Andrew B. Mazzone Andrew B. Mazzone, President
August 31, 2007

XIOM CORP.
78A Lamar Street
West Babylon, New York 11704
(631) 643-4400

INFORMATION STATEMENT

GENERAL

This information statement is being furnished to all holders of the common stock of XIOM in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out an increase in the number of authorized shares to 50,000,000 shares of common stock, with a par value of $0.0001.

The Company’s Board of Directors approved the resolutions on August 31, 2007. A Written Consent of Shareholders was executed on August 31, 2007. As of August 31, 2007, there are 7,982,150 shares of common stock issued and outstanding.

As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, change its authorized capital.

ITEM 1.
INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of XIOM CORP., a Delaware Company (“XIOM”), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of XIOM. The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of XIOM, provides public notice of the approval and authorization for an increase in the number of authorized shares of the common stock of XIOM to 50,000,000 shares of common stock with a par value of $0.0001. The Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock will be filed prior to the mailing of a Definitive Information Statement of Form 14C.

The Board of Directors, and persons owning a majority of the outstanding voting securities of XIOM, have unanimously adopted, ratified and approved the proposed actions by the XIOM Board of Directors. No other votes are required or necessary. See the caption “Vote Required for Approval” below. The increase in the authorized number of common share will become effective upon filing of an amendment to the Articles of Incorporation of XIOM with the Delaware Secretary of State’s office.

The Form 10-KSB for the year ended September 30, 2006 may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  XIOM is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES TO FOUR HUNDRED MILLION TOTAL SHARES.

XIOM’s Articles of Incorporation, as currently in effect, authorizes XIOM to issue up to 10,000,000 shares of common stock, par value $0.0001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of XIOM. Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, XIOM will be authorized to issue a total of 50,000,000 shares of common stock with a par value of $0.0001.

The Board of Directors believes that it is in XIOM’s ,and XIOM’s stockholders’, best interests to increase the availability of additional authorized, but unissued, capital stock to provide XIOM with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. In addition, because of recent financing activities, Xiom is required to have common shares available for the conversion of certain Convertible Debentures that have been sold to investors.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should XIOM decide to use its shares for one or more of such previously mentioned purposes or otherwise, including the equity financing. XIOM reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of XIOM, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of XIOM are then listed. Under XIOM’s Articles, the XIOM stockholders do not have preemptive rights to subscribe to additional securities which may be issued by XIOM, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of XIOM in order to maintain their proportionate ownership of XIOM’s stock.  In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In the event that the Board of Directors of XIOM does continue with its efforts to obtain funding through an equity transaction, the actual amount, if any, in terms of shares and capital to be raised will be determined solely by the Board of Directors. Any final decision regarding the issuance of additional shares remains with XIOM and its Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors.  For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of XIOM by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of XIOM and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for XIOM stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The increased authorized capital may have the effect of permitting XIOM’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of XIOM’s business.  However, the Board of Directors is not aware of any attempt to take control of XIOM and the Board of Directors did not propose the increase in XIOM’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing shareholder’s number of shares as they currently exist.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance is not sufficient to enable XIOM to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed.  Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of XIOM’s business or product lines through the acquisition of other businesses or products.  The increase in the number of authorized shares of common stock is recommended by XIOM’s Board in order to provide a sufficient reserve of such shares for the future growth and needs of XIOM.

The Board of Directors also believes the availability of additional shares of Common Stock will enable XIOM to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A. The members of the Board of Directors has approved the increase in the number of common shares as in the best interest of XIOM and the best interest of the current shareholders of XIOM.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A. As a current shareholder of XIOM your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals.  For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the potential votes cast as stockholders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of XIOM.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Please contact Michael S. Krome, Esq., Counsel for the Company, 8 Teak Court, Lake Grove, New York 11755 (631) 737-8381.

DISSENTER’S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter’s rights in connection with the proposed restatement of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on August 31, 2007 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, XIOM had issued and outstanding 7,982,150 shares of $0.0001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of XIOM, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of XIOM’s Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 31, 2007 with respect to the beneficial ownership of the 7,982,150 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

Identity of Shareholder	Number of Shares	Percentage of Beneficial Ownership
Andrew B. Mazzone	1,382,592	17.5%
513 Dryden Street
Westbury, NY 11590
President and Director

Thomas Gardega	774,786	9.7%
200 Landmark Road
Conway, SC 29527
Executive VP and Director

James Zimbler	490,000	6.1%
234 East College Avenue
State College, PA 16801

All Officers and Directors as	2,167,468	27.2%
A Group (2 Persons)

*	Less than 5%
(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

EXECUTIVE COMPENSATION.

For the fiscal year ended September 30, 2006, Officers and Directors have been compensated with salaries or other form of remuneration as set forth below:

Officer/Director Compensation:

Each operating officer is entitled to an annual base salary of $60,000, plus reimbursement for documented out-of-pocket expenses. The Board of Directors also grants non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the annual base salaries and option grants. The following Summary Compensation Table sets forth the compensation for each executive officer for the past three fiscal years ended September 30th;

Summary Compensation Table

	Fiscal	Annual	Long-term Compensation;
Name & Position	Year	Salary	Securities Underlying Options

Andrew Mazzone,	2004	$60,000	-0-
Chairman & President	2005	$60,000	300,000
	2006	$60,000	150,000

Thomas Gardega	2004	$60,000	-0-
Executive VP	2005	$60,000	300,000
	2006	$60,000	150,000

The following table details options granted to each executive officer in the last fiscal year ended September 30, 2006;

 Option Grants In Last Fiscal Year

		Percent of Total	Exercise
	Number of Shares	Options Granted	Price	Expiration
Name	Underlying Options	To Employees	($/SH)	Date
Andrew Mazzone
Chairman & President	150,000	50%	$1.50	February 28, 2011

Thomas Gardega
Executive VP	150,000	50%	$1.50	February 28, 2011

 Option Exercised In Last Fiscal Year

		Exercise		Value of Unexercised
	Number of Options	Price	Unexercised	Options
Name	Exercised	($/SH)	Options	($)
Andrew Mazzone
Chairman & President	300,000	$0.75	-0-	-0-
	33,333	$1.50	116,667	-0-

Thomas Gardega	160,000	$0.75	140,000	$77,000
Executive VP

Although there was value of unexercised “in-the-money” options for the fiscal year ended September 30, 2006, that value was determined based on the estimated fair market value of the Company’s common stock, which was $1.30.

ACTION TAKEN

APPROVAL OF AUTHORIZATION CHANGE

At the Special Meeting, holders of shares of Common Stock voted to change the authorized capital of the Company from 10,000,000 (ten million) shares of Common Stock, par value of $0.001 to 50,000,000 (Fifty million) shares of Common Stock, with a par value of $0.0001 per share, by means of an amendment to the Company’s Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Authorization Change and recommending that the Authorization Change be submitted to the Stockholders holding a majority of the shares of common stock for their approval at the Special Meeting. The proposed amendment to the Certificate of Incorporation was approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, the Authorization Change the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which will occur prior to the sending of this Information Statement to the Shareholders.

The Board of Directors determined that it was in the best interests of the Company that the increase in authorized capital will make a sufficient number of shares available, should XIOM decide to use its shares for one or more of such previously mentioned purposes or otherwise, including the equity financing. XIOM reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Accordingly, the Board of Directors decided that Article Four of the Company’s Certificate of Incorporation would be amended to change the Company’s authorized capital to 50,000,000 shares of Common Stock with a par value of $0.0001. No other change to any of the rights and preferences of the Common Stock or Preferred is being made.

EXHIBIT A

BE IT RESOLVED, that the stockholders of the Company hereby approve the Amendment to the Certificate of Incorporation of the Company as follows:

ARTICLE 4 is amended to read as follows:

“FOURTH: The total number of shares which the Company shall have the authority to issue is 50,000,000 shares capital stock to be designated as Common Stock, with a par value of $0.0001 per share.”

ADDITIONAL INFORMATION

You may access additional information regarding the Company, including all reports filed with the Securities and Exchange Commission, through the Securities and Exchange Commission’s EDGAR archives at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew B. Mazzone	President Principal
Accounting/Financial Officer and Director
Andrew B. Mazzone

Exhibit A

CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION of
XIOM CORP.

Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST: That at a meeting of the Board of Directors of XIOM CORP. (the “Corporation”), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

“FOURTH: The total number of shares which the Company shall have the authority to issue is 50,000,000 shares capital stock to be designated as Common Stock, with a par value of $0.0001 per share.”

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Andrew B. Mazzone, this 31st Day of August, A.D. 2007

/s/ Andrew B. Mazzone
Andrew B. Mazzone,
Authorized Officer